                                                                                                                                Exhibit 99

NEWS RELEASE

Contact:

ION Networks:

Tara Flynn Condon

908-546-3900

tcondon@ion-networks.com

ION Networks Appoints New Director

South Plainfield, N.J. June 30, 2006 – ION Networks Incorporated (OTC: IONN.OB), a leading provider of solutions that secure access and administration to a wide variety of devices serving voice and data networks, announced today that Philip Levine has joined its Board of Directors.

“We are extremely pleased that Phil has agreed to serve on our Board,” stated Norman Corn, ION Networks CEO. “He brings extraordinary depth and breadth of experience having held numerous senior financial management positions with both public and private corporations, a number of them in telecommunications and software companies.  We look forward to his tactical and strategic counsel as ION continues its growth and leadership in the remote network administration marketplace.”

During Mr. Levine’s more than twenty-five years of senior management experience, he has managed all accounting, SEC reporting, finance, human resources, legal and administrative functions. He most recently served as Chief Financial Officer and General Counsel of Teldata, which later became Control Point Solutions. Prior positions included: Vice President with the American Arbitration Association; Chief Financial Officer, Treasurer, and Corporate Secretary of both Computron Software and Numerax. Mr. Levine is a Certified Public Accountant and an Attorney and currently teaches both Business Law and Principals of Accounting at Community College of Morris.  He received his JD from Rutgers Law School, an MBA from Baruch Graduate School of the City University of New York, and a BS from Brooklyn College, also CUNY.

“I am particularly excited to join ION’s Board at this time,” commented Mr. Levine. “The company has a tremendously valuable, world-class customer base, management has set the course and positioned the Company for growth, and its solutions are being very well received in the mission-critical area of secure, remote network administration.  I am looking forward to working with Norm, his management team at ION and the other Board members to accelerate their progress and gain a leadership position in the markets we serve.”

Additionally, Harry Immerman, who has served on the ION Board of Directors since November 2004, has resigned his position due to personal reasons. “The Company offers its sincere thanks to Harry. Though his tenure was brief, we appreciate his many contributions and dedication,” Mr. Corn commented. Mr. Immerman’s resignation is effective today.

About ION Networks

ION, headquartered in New Jersey, designs, develops, manufactures and sells security and device monitoring solutions that protect enterprise network administrative interfaces from improper, unauthorized or otherwise undesirable access from external and internal sources. Founded in 1982, ION’s secure, remote access solutions are in use in over 35 countries.

For more information please call +1 908-546-3900 or visit www.ion-networks.com.

This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-KSB, the Company's Quarterly Reports on Forms 10-QSB, and other filings and releases. These include uncertainties relating to technological changes, product development, competition, protection of intellectual property, working capital balance and reliance on several key customers and members of management.